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                                                                      EXHIBIT 12

                               ROCK-TENN COMPANY

              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                     (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                                             YEAR ENDED SEPTEMBER 30,
                                                 -------------------------------------------------
                                                  1995      1996      1997       1998       1999
                                                 -------   -------   -------   --------   --------
Fixed Charges:
  Interest expenses............................  $ 8,122   $10,772   $26,466   $ 34,664   $ 30,813
  Amortization of debt issuance costs..........      265       206       320        360        365
  Interest capitalized during period...........       --        --     1,214        888        931
  Portion of rent expenses representative of
     interest..................................    1,443     2,316     2,584      3,034      3,169
                                                 -------   -------   -------   --------   --------
  Fixed charges................................  $ 9,830   $13,294   $30,584   $ 38,946   $ 35,278
                                                 =======   =======   =======   ========   ========
Earnings:
  Pretax income from continuing operations.....  $67,922   $82,469   $37,756   $ 74,613   $ 70,253
                                                                                          --------
  Fixed charges................................    9,830    13,294    30,584     38,946   $ 35,278
                                                 -------   -------   -------   --------   --------
  Earnings.....................................  $77,752   $95,763   $68,340   $113,560   $105,531
                                                 =======   =======   =======   ========   ========
Ratio of earnings to fixed charges.............     7.91      7.20      2.23       2.92       2.99
                                                 =======   =======   =======   ========   ========

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